EXHIBIT (1)

MERRILL LYNCH & CO., INC.

(a Delaware corporation)

UNDERWRITING AGREEMENT FOR

DEPOSITARY SHARES REPRESENTING PREFERRED STOCK

Dated: October 25, 2004

Table of Contents

Page

Section 1. Representation and Warranties	5
(a) Representations and Warranties by the Company	5
(b) Officer’s Certificate	6
Section 2. Sale and Delivery to Underwriters; Closing.	6
(a) Initial Shares	6
(b) Option Shares	6
(c) Payment	7
(d) Denominations; Registration	7
Section 3. Covenants of the Company	8
(a) Compliance with Securities Regulations and Commission Requests	8
(b) Notice of Filing Amendments	8
(c) Delivery of Registration Statements	8
(d) Delivery of Prospectuses	8
(e) Continued Compliance with Securities Laws	9
(f) Blue Sky Qualifications	9
(g) Earnings Statement	9
(h) Reporting Requirements	9
(i) Listing	10
Section 4. Payment of Expenses	10
(a) Termination of Agreement	10
Section 5. Conditions of Underwriters’ Obligations	10
(a) Effectiveness of Registration Statement	10
(b) Opinion of Counsel for Company	11
(c) Officers’ Certificate	11
(d) Accountant’s Comfort Letter	11
(e) Approval of Listing	11
(f) No Objection	11
(g) Conditions to Purchase Option Shares	11
(h) Additional Documents	12
(i) Termination of Agreement	12
Section 6. Indemnification	12
(a) Indemnification of Underwriters	12
(b) Indemnification of Company, Directors and Officers	13
(c) Actions against Parties; Notification	13
(d) Settlement without Consent if Failure to Reimburse	14
Section 7. Contribution	14
Section 8. Representations, Warranties and Agreements to Survive Delivery	15
Section 9. Termination	16
(a) Liabilities	16
Section 10. Default	16
Section 11. Notices	17
Section 12. Parties	17
Section 13. Governing Law	18
Section 14. Effect of Headings	18

MERRILL LYNCH & CO., INC.

(a Delaware corporation)

Depositary Shares Representing Preferred Stock

UNDERWRITING AGREEMENT

October 25, 2004

To	the Representative named in Schedule I hereto
of	the Underwriters named in Schedule I hereto.

Ladies and Gentlemen:

Merrill Lynch & Co., Inc., a Delaware corporation (the “Company”), confirms its agreement with each of the Underwriters (as hereinafter defined) (i) with respect to the sale by the Company of an aggregate of 25,200,000 depositary shares, each representing 1/1200th of one share of the Company’s perpetual Floating Rate Non-Cumulative Preferred Stock, Series 1 (the “Preferred Stock”), having the terms described in Schedule II hereto, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of said depositary shares set forth in Schedule I hereto and (ii) with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 3,780,000 additional depositary shares, each representing 1/1200th of one share of Preferred Stock, to cover over-allotments. The aforesaid depositary shares (the “Initial Shares”) to be purchased by the Underwriters and all or any part of the depositary shares subject to the option described in Section 2(b) hereof (the “Option Shares”) are hereinafter referred to as the “Shares.” As used herein, the term “Preferred Shares” shall be deemed to mean the shares of Preferred Stock represented by the Shares.

The Preferred Shares will be deposited pursuant to a deposit agreement (the “Deposit Agreement”) to be entered into among the Company, JP Morgan Chase Bank, as depositary (the “Depositary”) and the holders from time to time of the depositary receipts (the “Depositary Receipts”) to be issued by the Depositary thereunder and evidencing the Shares.

The term “Underwriters” as used herein shall be deemed to mean the several persons, firms or corporations so named (including the Representative hereinafter mentioned, if so named, and any Underwriters substituted pursuant to Section 10), and the term “Representative” as so used herein shall be deemed to mean the representative or representatives named in Schedule I hereto.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 No. 333-109802 (the “Initial Registration Statement) for the registration of the preferred stock and depositary shares representing interests therein, including the Shares, under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the Securities Act of 1933 (the “1933 Act Regulations”),

and has filed such amendments thereto as may have been required to the date hereof. The Initial Registration Statement has been declared effective by the Commission. The Initial Registration Statement (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the “Rule 430A Information”) or Rule 434(d) of the 1933 Act Regulations (the “Rule 434 Information”), are referred to herein as the “Registration Statement”; and the final prospectus and the final prospectus supplement relating to the offering of the Shares, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Shares, are collectively referred to herein as the “Prospectus”; provided, however, that all references to the “Registration Statement” and the “Prospectus” shall also be deemed to include all documents incorporated therein by reference which have been filed pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), prior to the execution of the applicable Terms Agreement; provided, further, that if the Company (i) files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the “Rule 462 Registration Statement”), then, after such filing, all references to “Registration Statement” shall thereafter also be deemed to include the Rule 462 Registration Statement; (ii) files a registration statement or registration statements with the Commission registering additional securities under the 1933 Act which securities may be issued and sold pursuant to the terms of this Agreement (each, a “Subsequent Registration Statement”), then after effectiveness of such Subsequent Registration Statement, all references to “Registration Statement” shall thereafter be deemed to refer to the Initial Registration Statement and/or the Subsequent Registration Statement (each as so amended, if applicable, and including any Rule 430A Information, Rule 434 Information or Rule 462 Registration Statement), as the case may be; and (iii) elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to “Prospectus” shall also be deemed to include the final or preliminary prospectus and the applicable term sheet or abbreviated term sheet (the “Term Sheet”), as the case may be, in the form furnished to the Underwriters by the Company in reliance upon Rule 434 of the 1933 Act Regulations, and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. The term “preliminary prospectus” shall mean any prospectus used before the registration statement became effective and any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of the applicable Terms Agreement. For purposes of this Underwriting Agreement, all references to the Registration Statement, Prospectus, Term Sheet or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

Section 1.    Representation and Warranties.

(a)    Representations and Warranties by the Company.    The Company represents and warrants to each of the Underwriters as of the date hereof, and as of the relevant Closing Time (as defined below) and as of each Date of Delivery (as defined below), if any (in each case, a “Representation Date”), as follows:

(1)    Compliance with Registration Requirements.    The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement and any post-effective amendments thereto (including the filing of the Company’s most recent Annual Report on Form 10-K with the Commission subsequent to the date the Registration Statement became effective (the “Annual Report on Form 10-K”)) became effective and at each Representation Date, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Time (and if any Option Shares are purchased the Date of Delivery), the Prospectus and any amendments and supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) expressly for use in the Registration Statement or the Prospectus.

Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Shares will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(2)    Incorporated Documents.    The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, do not, and at the Closing Time (and if any Option Shares are purchased the Date of Delivery) will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(3)    No Material Adverse Change in Business.    Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(b)    Officer’s Certificate.    Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Representative or counsel for the Underwriters in connection with the offering of Shares shall be deemed a representation and warranty by the Company to each of the Underwriters as to the matters set forth in such certificate as of the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

Section 2.    Sale and Delivery to Underwriters; Closing.

(a)    Initial Shares.    On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby agrees to sell to each Underwriter, and each Underwriter, acting severally and not jointly, hereby agrees to purchase from the Company, at the purchase price per Initial Share set forth in Schedule II hereto, the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter.

(b)    Option Shares.    On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters an option to purchase up to an additional 3,780,000 depositary shares at the Share Purchase Price referred to in this Section 2(b), less an amount per Option Share equal to any dividends declared by the Company and payable on the Initial Shares but not payable on the Option Shares. Such option shall expire 30 days from the date hereof, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments in connection with the offering and distribution of the Initial Shares upon notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days and not earlier than two full business days after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed between the Representative and the Company. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, shall purchase that proportion of the total number of Option Shares then being purchased which the total number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sale or purchases of fractional shares.

(c)    Payment.    Payment of the purchase price for, and delivery of the certificates representing, the Initial Shares to be purchased by the Underwriters shall be made at the offices of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M., New York City time, on the fifth business day (unless postponed in accordance with the provisions of Section 10) following the date hereof or such other time as shall be agreed upon by the Representative and the Company (each such time and date being referred to as a “Closing Time”). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of the certificates representing, such Option Shares shall be made at the above-mentioned office of Sidley Austin Brown & Wood LLP, or at such other place as may be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to Merrill Lynch for its account or, if applicable, for the respective accounts of the Underwriters of the Shares to be purchased by them (unless such Shares are issuable only in the form of one or more global securities registered in the name of a depository or a nominee of a depository, in which event the Underwriters’ interest in such global certificate shall be noted in a manner satisfactory to the Underwriters and their counsel). It is understood that each Underwriter has authorized Merrill Lynch, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Shares and the Option Shares, if any, which it has severally agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Shares or the Option Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)    Denominations; Registration.    Certificates for the Initial Shares and the Option Shares, if any, shall be in such denominations and registered in such names as Merrill Lynch may request in writing at least one full business day prior to the Closing Time or the relevant Date of Delivery, if any. The certificates for the Initial Shares and the Option Shares, if any, will be made available for examination and packaging by Merrill Lynch in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

Section 3.    Covenants of the Company.    The Company covenants with each of the Underwriters as follows:

(a)    Compliance with Securities Regulations and Commission Requests.    The Company, subject to Section 3(b), will comply with the requirements of Rule 430A of the 1933 Act Regulations and/or Rule 434 of the 1933 Act Regulations, if and as applicable, and will notify Merrill Lynch as soon as reasonably possible of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Sharers for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 of the 1933 Act Regulations and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as reasonably possible.

(b)    Notice of Filing Amendments.    The Company will give the Representative notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1934 Act, the 1933 Act or otherwise, will furnish the Representative with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of such proposed filing or use, and will not file any such amendment or supplement or other documents or use any such prospectus in a form to which the Representative or counsel for the Underwriters shall object.

(c)    Delivery of Registration Statements.    The Company has furnished or will deliver to Merrill Lynch and counsel for the Underwriters, without charge, upon written request, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to Merrill Lynch, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. Copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)    Delivery of Prospectuses.    The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)    Continued Compliance with Securities Laws.    The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, which the Company may request to be in writing, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, which the Company may request to be in writing, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be reasonably necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)    Blue Sky Qualifications.    The Company will use reasonable efforts, in cooperation with the Representative, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may request, and will maintain such qualifications in effect for as long as may be required for the distribution of the Shares, provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

(g)    Earnings Statement.    The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as reasonably practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)    Reporting Requirements.    The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file promptly all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1933 Act and the 1934 Act Regulations.

(i)    Listing.    The Company will use all reasonable efforts to effect the listing of the Shares on the national securities exchange or exchanges specified in Schedule II.

Section 4.    Payment of Expenses.    The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and all amendments thereto, and the printing of this Agreement, the Deposit Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (ii) the preparation, issuance and delivery of the Shares, any certificates for the Shares to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the fees and disbursements of the Company’s counsel, accountants and other advisers or agents (including transfer agents and registrars), (iv) the qualification of the Shares under state securities laws in accordance with the provisions of Section 3(f), including filing fees and the fee and disbursements of the Company’s counsel in connection therewith and in connection with the preparation of any Blue Sky Survey, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriters of copies of the Blue Sky Survey, (vii) the fees of rating agencies, (viii) the fees and expenses, if any, incurred in connection with the listing of the Shares on the New York Stock Exchange or any other national securities exchange, and (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (“NASD”) of the terms of the sale of the Shares.

(a)    Termination of Agreement.    If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(b)(i), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 5.    Conditions of Underwriters’ Obligations.    The obligations of the Underwriters to purchase Shares pursuant hereto at the Closing Time or on the relevant Date of Delivery, as the case may be, are subject to the accuracy of the representations and warranties on the part of the Company contained in Section 1, to the accuracy of the statements of the Company’s officers made in any or in certificates of the Company or any of its Subsidiaries furnished pursuant to the provisions hereof, to the performance by the Company of all of its covenants and other obligations hereunder and to the following further conditions:

(a)    Effectiveness of Registration Statement.    The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been initiated or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Shares, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7).

(b)    Opinion of Counsel for Company.    At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Sidley Austin Brown & Wood LLP, counsel for the Company, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c)    Officers’ Certificate.    At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the Chairman of the Board, the President, a Vice President, the Treasurer, an Assistant Treasurer or the Controller of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company contained in Section 1 are true and correct with the same force and effect as though made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the Company’s knowledge, threatened by the Commission.

(d)    Accountant’s Comfort Letter.    The Representative shall have received from Deloitte & Touche LLP a letter in the form and substance satisfactory to the Representative together with signed or reproduced copies for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(e)    Approval of Listing.    At Closing Time, the Shares shall have been approved for listing, subject only to official notice of issuance.

(f)    No Objection.    The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(g)    Conditions to Purchase Option Shares.    In the event that the Underwriters exercise the option granted in Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at each the relevant Date of Delivery, the Representative shall have received:

(i)    Officer’s Certificate.    A certificate, dated such Date of Delivery, of the Chairman of the Board, the President, a Vice President, the Treasurer, an Assistant Treasurer or the Controller of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

(ii)    Opinion of Counsel for Company.    The favorable opinion of Sidley Austin Brown & Wood LLP, counsel for the Company, in form and substance satisfactory to the Representative, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(h)    Additional Documents.    At the Closing Time or Date of Delivery, as the case may be, counsel shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Representative.

(i)    Termination of Agreement.    If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Shares on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Shares, may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any termination and remain in full force and effect.

Section 6.    Indemnification.

(a)    Indemnification of Underwriters.    The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

Insofar as this indemnity may permit indemnification for liabilities under the 1933 Act of any person who is a partner of an Underwriter or who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and who is a director, officer of the Company or controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement.

(b)    Indemnification of Company, Directors and Officers.    Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter, through Merrill Lynch, expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

(c)    Actions against Parties; Notification.    Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, except that the Company shall be liable for the fees and expenses of one counsel representing Merrill Lynch and the persons controlling Merrill Lynch and one counsel representing all other Underwriters and the persons controlling them. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    Settlement without Consent if Failure to Reimburse.    If at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(2) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received written notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such written request prior to the date of such settlement.

Section 7.    Contribution.    If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to the applicable Terms Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to the applicable Terms Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Shares (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of such Shares as set forth on such cover.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number or aggregate principal amount, as the case may be, of the Initial Shares set forth opposite their respective names in Schedule I, and not joint.

Section 8.    Representations, Warranties and Agreements to Survive Delivery.    All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of any Shares to the Underwriters.

Section 9.    Termination.    This Agreement may be terminated by the Representative, immediately upon notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the date hereof or since the respective dates as of which information is given in the Registration Statement or the Prospectus any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Merrill Lynch, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market System has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities, or (v) if the rating assigned by any nationally recognized statistical rating agency to any preferred stock, debt securities or other obligations of the Company as of the date hereof shall have been lowered since the date hereof or if any such rating agency shall have publicly announced that it has placed any preferred stock, debt securities or other obligations of the Company on what is commonly termed a “watch list” for possible downgrading. In the event of any such termination, the covenant set forth in Section 3(c), the provisions of Section 5, the indemnity agreement set forth in Section 6, the contribution provisions set forth in Section 7, and the provisions of Sections 8 and 13 shall remain in effect.

(a)    Liabilities.    If this Agreement or the applicable Terms Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

Section 10.     Default.     If one or more of the Underwriters participating in an offering of Shares shall fail at the Closing Time or a Date of Delivery to purchase the Shares which it or they are obligated to purchase hereunder (the “Defaulted Shares”), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth. If, however, during such 24 hours the Representative shall not have completed such arrangements for the purchase of all of the Defaulted Shares, then:

(1)    if the aggregate number of Defaulted Shares does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations thereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

(2)    if the aggregate number of Defaulted Shares exceeds 10% of the aggregate number of the Shares to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Shares to be purchased and sold on such Date of Delivery shall terminate, without any liability on the part of any non-defaulting Underwriter or the Company.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Shares, as the case may be, either the Representative or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

Section 11.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated at 4 World Financial Center New York, New York 10080, attention of Scott Primrose, notices to the Company shall be directed to it at 4 World Financial Center, 24th Floor, New York, New York 10007, attention of the Treasurer with a copy to the Corporate Secretary at 222 Broadway, 17th Floor, New York, New York 10038.

Section 12.    Parties.    This Agreement shall inure to the benefit of and be binding upon each of the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 13.    Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

Section 14.    Effect of Headings.    The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

Merrill Lynch & Co., Inc.

By  /s/  John Laws

       Name: John Laws

       Title: First Vice President

Confirmed and Accepted,

as of the date first above written:

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

By	/S/ SCOTT G. PRIMROSE
For itself and as Representative of the other Underwriters named in Schedule I hereto.

SCHEDULE I

UNDERWRITERS

Underwriter	Number of Initial Shares

Merrill Lynch, Pierce, Fenner & Smith Incorporated	25,000,000
Blaylock & Partners, L.P.	100,000
MFR Securities Inc.	100,000
Total

REPRESENTATIVE

Name:        Merrill Lynch, Pierce, Fenner & Smith Incorporated

SCHEDULE II

INFORMATION REGARDING THE SHARES AND THE SALE THEREOF

1.	Registration Statement No.: 333-109802

2.	Title of Shares: Floating Rate Non-Cumulative Preferred Stock, Series 1

3.	Currency: U.S. Dollars

4.	Fractional Amount of Preferred Share Represented by each Share (if applicable): 1/1200

5.	Annual Dividend Rate/Amount: A floating rate per annum equal to three month U.S. dollar LIBOR plus 0.75%; but such dividends, if declared, will be payable at a rate of not less than 3.00% per annum. The initial dividend rate will be 3.00% per annum from and including November 1, 2004 to but excluding February 28, 2004.

6.	Dividend Payment Dates: February 28, May 28, August 28 and November 28 of each year, beginning February 28, 2005

7.	Record Dates: Shall be not more than 30 or less than 10 days preceding the applicable Dividend Payment Date as determined by the Board of Directors or a duly authorized committee of the Board of Directors.

8.	Cumulative or Noncumulative: Noncumulative

9.	Dividends to Accrue from: Except for the initial dividend period, dividends accrue from each dividend payment date to but excluding the next succeeding dividend payment date.

10.	Ratings: N/A

11.	Initial Public Offering Price per Share: $25.00

12.	Price per Share to be Paid to Company: $24.2125 (retail purchasers), $24.50 (institutional purchasers)

13.	Liquidation Preference per share: $30,000 (equivalent to $25 per Depositary Share)

14.	Listing Requirement: New York Stock Exchange

15.	Closing Date and Location: November 1, 2004 at the offices of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019

16.	Redemption Provisions: The Preferred Stock is not redeemable prior to November 28, 2009. On and after that date, the Preferred Stock will be redeemable at our option, in whole at any time or in part from time to time, at a redemption price equal to $30,000 per share (equivalent to $25 per Depositary Share), plus declared and unpaid dividends (without accumulation of any dividends for prior dividend periods). Holders of Preferred Stock will have no right to require the redemption of the Preferred Stock.

17.	Sinking Fund Requirements: None

18.	Delayed Delivery Contracts (if authorized)

Delivery Date:

Minimum Contract:

Maximum aggregate amount of Shares:

Fee: %.

19.	Other Terms (if any): N/A

Exhibit A

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, the Underwriting Agreement.

(iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

(iv) Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York; all of the issued and outstanding capital stock of MLPF&S has been duly authorized and validly issued and is fully paid and non-assessable, and to the best of our knowledge, all of such capital stock owned by the Company directly or indirectly through subsidiaries, free and clear of any pledge, lien, encumbrance, claim or equity.

(v) This Agreement has been duly authorized, executed and delivered by the Company.

(vi) The Deposit Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in the proceeding in equity or at law); and the Deposit Agreement, is substantially in the form filed as an exhibit to the Registration Statement.

(vii) The Shares have been duly and validly authorized for issuance and sale by all necessary corporate action and, when issued and delivered by the Company against payment of the consideration therefor pursuant to this Agreement, will be validly issued, fully paid and non-assessable. No holder of the Shares will be subject to personal liability by reason of being such a holder. Such Shares will not be subject to the preemptive rights of any stockholder of the Company. The Depositary Receipts are in the form contemplated by the Deposit Agreement, have been duly and validly authorized for issuance and sale by all necessary corporate action and upon deposit by the Company of such Preferred Shares with the Depositary pursuant to the Deposit Agreement and the due execution, issuance and delivery by the Depositary of the Depositary Receipts evidencing the Shares, such Shares shall represent legal and valid interests in such Preferred Shares and shall entitle the holders thereof to the rights specified in the

Depositary Receipts evidencing such Shares and in the Deposit Agreement except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in the proceeding in equity or at law).

(viii) The Deposit Agreement, and the Shares conform in all material respects to the descriptions thereof in the Prospectus, and the Depositary Receipts used to evidence the Shares and the certificates used to evidence the Preferred Shares are in due and proper form and comply in all material respects with all applicable statutory requirements.

(ix) The information in the Prospectus under “Description of Series 1 Preferred Stock” and “Description of the Depositary Shares” or any caption purporting to describe any such securities, to the extent that it constitutes matters of law, summaries of legal matters, the Company’s charter and by-laws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

(x) The execution, delivery and performance of the Underwriting Agreement, the Deposit Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated in the Registration Statement and the Prospectus and the consummation of the transactions contemplated in the Agreement and in the Registration Statement and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described under the caption “Use of Proceeds”) and compliance by the Company with its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or a default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary of the Company pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or its subsidiaries is subject, except for such conflicts, breaches, defaults, liens, events, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets properties, assets or operations.

(xi) The Registration Statement has been declared effective under the 1933 Act. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been initiated or are pending or threatened by the Commission.

(xii) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration

Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(xiii) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules therein or omitted therefrom, as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.

(xiv) No filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Company of its obligations under the Agreement or the applicable Terms Agreement or in connection with the transactions contemplated under the Agreement other than under the 1933 Act, the 1933 Act Regulations, which have been obtained, or as may be required under the 1933 Act, the 1933 Act Regulations or state securities or blue sky laws.

We have participated in conferences with officers and representatives of the Company, representatives of the independent accountants of the Company and the Underwriters at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although we are not passing upon or assuming responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and Prospectus and have made no independent check or verification thereof, on the basis of the foregoing, nothing has come to our attention that has caused us to believe that the Registration Statement or any post-effective amendment thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom) at the time the Registration Statement or any post-effective amendment thereto (including the filing of the Company’s Annual Report on Form 10-K with the Commission) became effective or at the date of the Agreement applicable Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

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